CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated May 13, 2014, relating to the May 9, 2014 Statement of Assets and Liabilities of JPMorgan Diversified Return Global Equity ETF. We also consent to the references to us under the heading “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 13, 2014